Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Wendell P. Weeks, Chairman and Chief Executive Officer of Corning Incorporated (the “Company”) and R. Tony Tripeny, Executive Vice President and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Annual Report of the Company on Form 10-K for the annual period ended December 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	that information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 14, 2022

/s/ Wendell P. Weeks
Wendell P. Weeks
Chairman and Chief Executive Officer

/s/ R. Tony Tripeny
R. Tony Tripeny
Executive Vice President and Chief Financial Officer

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